                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report December 20, 1996
               -----------------
(Date of earliest event reported)




                            Moyco Technologies, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




        Pennsylvania                    0-4123                  23-1697233
----------------------------        ----------------        ------------------
(state or other jurisdiction        (Commission File           (IRS Employer
   of incorporation)                   Number)              Identification No.)




                               200 Commerce Drive
                            Montgomeryville, PA 18936
                            -------------------------
                    (Address of principal executive offices)

                                 (215) 855-4300
                                 --------------
                         (Registrant's telephone number,
                              including area code)


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As previously disclosed in Moyco's Annual Report and 10K for the fiscal year ended June 30, 1996 and the 10Q report for the quarter ended September 30, 1996, Moyco has retained counsel to represent it in a government investigation. The government has recently served Moyco counsel with a target letter and has alleged that it has evidence of violations of law and/or regulations that may have been committed by the Company, officers and/or employees of the Company. The letter, from the Office of the United States Attorney for the Eastern District of Pennsylvania advises that Moyco is presently a target of a grand jury investigation. The investigation centers around certain government contracts for the manufacture and prior deliveries of foot powder. This product is not part of Moyco core businesses of manufacturing preclusion abrasives, CMP materials, and professional dental supplies. Duane, Morris & Heckscher, legal counsel for Moyco, has not completed its investigation of these matters and therefore cannot evaluate the likelihood of an unfavorable outcome to the Company. Upon review of currently available information, Moyco denies the alleged improper conduct. Moyco management has no reason to believe that its foot powder product was anything but safe and effective as required.






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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                Moyco Technologies, Inc.
                                ------------------------
                                     (Registrant)



Date: December 20, 1996         By:/s/ Marvin E. Sternberg (signature)
      -----------------            -----------------------------------
                                   Name:  Marvin E. Sternberg
                                   Title: President and Chief Executive Officer